Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

Pursuant to U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Principal Financial Officer of Giftify, Inc. (the “Company”) does hereby certify, to the best of such officer’s knowledge, that:

1.	The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 13, 2024	/s/ Steve Handy
Steve Handy
Chief Financial Officer (Principal Financial and Accounting Officer)

The certifications set forth above are being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Giftify, Inc. and will be retained by Giftify, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.